Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Experts" and to the use in this Amendment No. 9 to Registration Statement (Form F-1) No. 333-166793 of our report dated March 31, 2010 relating to the financial statements of Ad Infuse, Inc. included in such Amendment No. 9 to the Registration Statement and related Prospectus.

/s/ Baker Tilly Virchow Krause LLP
Minneapolis, Minnesota
January 26, 2011